Exhibit 23.2

                 [Aldrich Kilbride & Tatone LLP Letterhead]


                 Consent of Independent Public Accountants



We hereby consent to the use in this Registration Statement on Form S-8 of Alamosa Holdings, Inc., of our report dated March 7, 2000 regarding the years ended December 31, 1999 and 1998, and our report dated October 25, 2000 regarding the three months and nine months ended September 30, 2000 and 1999, which appear in Alamosa Holdings, Inc. proxy statement prospectus filed January 26, 2001

Aldrich, Kilbride and Tatone LLP

     /s/ Aldrich Kilbride & Tatone LLP

Salem, Oregon
March 1, 2001